UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2013

SEVCON, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-9789	04-2985631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Northboro Road Southborough, MA	01772
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (508) 281-5510

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 30, 2013, the Board of Directors of the Registrant, upon the recommendation of the Board's Nominating and Corporate Governance Committee, increased the size of the Board to twelve directors and elected Glenn J. Angiolillo, Ryan J. Morris and Walter M. Schenker to the Board, effective immediately, to serve in the classes with terms ending at the annual meetings in 2014, 2015, and 2016, respectively. Messrs. Angiolillo, Morris and Schenker were proposed as directors by GAMCO Asset Management Inc., representing stockholders of the Registrant.

Messrs. Angiolillo, Morris and Schenker will receive the same compensation for their service on the Board as the Registrant's other non-employee directors, including an annual cash retainer and restricted stock grant, as more fully described in the Registrant's definitive proxy statement filed with the Securities and Exchange Commission on December 20, 2012.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The Registrant issued a press release on December 30, 2013 announcing the election of the new directors, a copy of which is filed as Exhibit 99.1 to this Form 8-K.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVCON, INC. (Registrant)
December 30, 2013 (Date)	/s/ RAYMOND J. THIBAULT JR. Raymond J. Thibault Jr. Assistant Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by the Registrant on December 30, 2013.